Exhibit 99.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re	)	Chapter 11 Cases
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Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
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Debtors.	)	Jointly Administered
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ORDER TO SHOW CAUSE: (A) SCHEDULING HEARING TO CONSIDER

APPROVAL OF DEBTORS’ MOTION FOR CERTAIN RELIEF; AND (B)

AUTHORIZING THE DEBTORS TO FILE, AND

DIRECTING THE CLERK OF THE COURT TO ACCEPT FOR FILING,

SUCH MOTION AND RELATED DOCUMENTS UNDER SEAL

Upon the motion, dated April 8, 2005 (the “Motion”) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for certain relief; and upon the affidavit of Marc Abrams, Esq. in accordance with Local Bankruptcy Rule 9077-1(a) (the “Affidavit”), each of which has been provided to the Court, and will be provided to the Notice Parties (as defined in the Motion) on a confidential basis (as defined below) and, pursuant to this Order, also shall be filed under seal; and it appearing that an order to show cause setting the hearing date to consider the relief sought in the Motion, establishing the method of notice thereof, and authorizing the Debtors and directing the Clerk of the Court to file the Motion, all documents related thereto and the Affidavit under seal, is necessary and beneficial to the Debtors, their estates and creditors; and it appearing that no notice of this Order to Show Cause need be given; and after due deliberation and sufficient cause appearing therefor, it is

ORDERED, that all capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Motion; and it is further

ORDERED, that a hearing to consider the relief sought in the Motion shall be held before the Honorable Robert E. Gerber, United States Bankruptcy Judge, on April 20, 2005

at 2:00 p.m., or as soon thereafter as counsel may be heard, in Room 621, United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, which courtroom will be closed to all parties other than Notice Parties; and it is further

ORDERED, that objections, if any, to the Motion must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of this Court, shall set forth with specificity the name of the objector and the legal and factual grounds for the objection, shall be served by e-mail and/or facsimile, and shall be filed under seal with the Bankruptcy Court, with a copy delivered directly to chambers and served upon: (i) counsel to the Debtors, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attn: Marc Abrams, Esq. and Morris J. Massel, Esq. (Fax: 212-728-8111); and (ii) the Notice Parties as defined and set forth in the Motion, so as to be received no later than 4:00 p.m. on April 15, 2005; and it is further

ORDERED, that the Debtors are authorized to file under seal, and the Clerk of the Court is directed to accept for filing under seal, the Motion, any documents related thereto, any objections and the Affidavit (collectively, the “Sealed Documents”); and it is further

ORDERED, that in the case of the Notice Parties, the persons receiving the Sealed Documents shall not share or disclose the Sealed Documents with any other person, provided that the foregoing language in this decretal paragraph shall not preclude any of such persons from disclosing the Sealed Documents to their respective financial advisors and from orally advising their respective clients (on a need to know basis) regarding the relief requested in the Sealed Documents so long as the information contained in or derived from the Sealed Documents is not disclosed during the course of such disclosure or advice unless (a) in the case of the official committees in these cases, the members or financial advisors of each committee are bound by confidentiality restrictions pursuant to the terms of such committee’s by-laws; or (b) such clients or financial advisors in writing (i) agree to be bound to the obligations imposed by this order to keep and maintain such information on a confidential basis and not to redisclose such information to any person or entity, and (ii) acknowledge that such information is material nonpublic information (until such time as it becomes public) within the meaning of applicable law; and it is further

ORDERED, that by April 8, 2005 at 8:00 p.m. the Debtors shall serve the Motion, this Order to Show Cause and the Affidavit by e-mail, fax, hand delivery or overnight courier to the Notice Parties; and it is further

ORDERED, that a copy of the Sealed Documents shall be hand delivered, concurrently with their filing with the Clerk of the Bankruptcy Court, to this Court’s chambers; and it is further

ORDERED, that such notice as set forth herein shall constitute good and sufficient notice of the Motion, and no other or further notice shall be necessary or required.

Dated:	New York, New York
April 8, 2005
S/ Robert E. Gerber
HON. ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE